Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 033-63105) pertaining to The Dayton Power and Light Company Employee Savings Plan of our report dated June 20, 2011 with respect to the financial statements and supplemental schedules of The Dayton Power and Light Company Employee Savings Plan included in this Annual Report (Form 11-K/A) for the year ended December 31, 2010.

/s/ Battelle & Battelle LLP

June 23, 2011

Dayton, Ohio